UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 8, 2008

                             ONEIDA FINANCIAL CORP.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)

          Federal                      000-25101                16-1561678
-----------------------------     ---------------------    -------------------
(State or Other Jurisdiction)     (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)


   182 Main Street, Oneida, New York                           13421-1676
----------------------------------------                       ----------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (315) 363-2000
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.  MATERIAL IMPAIRMENTS


      Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank ("Bank"), announced today that the U.S. government's actions with respect to Freddie Mac and Fannie Mae, government sponsored enterprises, would adversely impact the value of the Bank's perpetual preferred stock investments in Freddie Mac. The Bank does not hold any stock investments in Fannie Mae.

      On September 7, 2008 the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency ("FHFA") announced that the FHFA was putting Freddie Mac and Fannie Mae under conservatorship and giving management control to their regulator, FHFA. Key provisions of the U.S. Government's Plan announced to date were as follows:

      o Dividends on Freddie Mac and Fannie Mae common and preferred stock were eliminated.
      o Freddie Mac and Fannie Mae would be required to reduce their mortgage portfolios over time.
      o The U.S. Government agreed to provide equity capital to cover mortgage defaults in return for $1 billion in senior perpetual preferred stock in Freddie Mac and Fannie Mae and warrants for the purchase of 79.9% of the common stock of Freddie Mac and Fannie Mae.
      o The U.S. Government also announced that the U.S. Treasury would provide secured loans to Freddie Mac and Fannie Mae as needed until the end of 2009 and that the U.S. Treasury plans to purchase mortgage-backed securities from Freddie Mac and Fannie Mae in the open market.

      At June 30, 2008 the Bank owned three (3) preferred securities issued by Freddie Mac with a combined adjusted book value of approximately $5.9 million. The impact of the above actions and concerns in the market place about the future value of the preferred stock of Freddie Mac and Fannie Mae has caused the market value of these investments to decrease materially. It is unclear when and if the value of the investments will improve in the future. Based on these developments, The Bank's Board of Directors met on September 9, 2008 to review the most recent developments, and in consultation with the Company's independent registered public accountants, Oneida Financial Corp. expects to record a non-cash charge to its income statement on these investments for the quarter ending September 30, 2008. The Company expects to remain "well-capitalized" for regulatory purposes. Management is monitoring the Company's capital levels and balance sheet mix based upon market conditions and events as well as the consideration of the realizability of the tax benefit related to this write down.


Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Not applicable

(b)   Not applicable

(c)   Not applicable

(d)   Exhibits:
      The following Exhibit is attached as part of this report: None

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      ONEIDA FINANCIAL CORP.



DATE:  September 12, 2008             By:  /s/ Michael Kallet
                                           -------------------------------------
                                           Michael R. Kallet
                                           President and Chief Executive Officer